EXHIBIT 10.10
                                                                 -------------

                                 PROMISSORY NOTE




$1,087,271                                                 Campbell, California
                                                             September 13, 1999





     The undersigned, P. Scott Munro ("Borrower"), hereby unconditionally promises to pay to the order of Savoir Technology Group, Inc., a Delaware corporation (the "Lender"), the sum of One Million Eighty Seven Thousand Two Hundred Seventy-One Dollars ($1,087,271) plus interest.

     The outstanding principal balance of this Note, together with all accrued and unpaid interest hereon, shall be due and payable on May 9, 2002. Interest shall accrue on unpaid principal from the date hereof until maturity at a rate of 5.35%, compounded semiannually. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the State of California, such payment may be made on the next succeeding business day with the same force and effect as if made on such date.

     This Note may be prepaid, in whole or in part, at any time or from time to time, without penalty or premium. Any prepayment of principal must be accompanied by then accrued but unpaid interest. Interest shall cease to accrue on amounts of principal so prepaid. Any prepayment of interest shall include all interest accrued to the date of payment, but need not include any payment of principal.

     All payments of principal or interest shall be made in lawful money of the United States of America to the Lender at the offices of the Lender, or at such other address as the Lender shall specify to Borrower in writing. Any payment shall be deemed made upon receipt by Lender.

     Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Borrower for cancellation.

     Borrower waives its rights to impose any defense (other than payment), set-off, counterclaim or cross-claim in any action brought on this Note. Borrower waives presentment, demand for performance, notice of performance, protest, notice of protest, and notice of dishonor.

     If the indebtedness represented by this Note or any part hereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' and collection fees and costs.

     This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.



                                /s/ P. Scott Munro
                                ----------------------------------
                                 P. Scott Munro

                                      -2-